EXHIBIT 5
REGISTRATION RIGHTS AGREEMENT
          This Registration Rights Agreement (this “Agreement”) is made and entered into as of                                          , 2007, among Wilsons The Leather Experts Inc., a Minnesota corporation (the “Company”), and the purchasers set forth on Schedule 1 attached hereto (each a “Purchaser” and collectively, the “Purchasers”).
          This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers (the “Purchase Agreement”).
          The Company and the Purchasers hereby agree as follows:
     1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:
     “Advice” shall have the meaning set forth in Section 10(d).
     “Board of Directors” means, at any time, the board of directors of the Company.
     “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
     “Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities or securities convertible into Registrable Securities.
     “Holder 1” means Marathon Fund Limited Partnership V.
     “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner (provided such individual lives in the same household), sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.
     “Indemnified Party” shall have the meaning set forth in Section 7(c).
     “Indemnifying Party” shall have the meaning set forth in Section 7(c).
     “Losses” shall have the meaning set forth in Section 7(a).

     “PQ Registrable Securities” means all Registrable Securities held by Peninsula Investment Partners, L.P., Quaker Capital Partners I, L.P. and Quaker Capital Partners II, L.P.
     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
     “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
     “Registrable Securities” means as of the date in question all of (a) the Conversion Shares and Warrant Shares issued or issuable, (b) any Common Stock issued or issuable (i) upon conversion of any capital stock of the Company acquired by the Purchasers after the date hereof, or (ii) upon exercise of any option, warrant, or other right to acquire Common Stock acquired by the Purchasers after the date hereof, (c) any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the shares referenced in clauses (a) and (b) above, (d) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (a), (b), and (c) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 10(g); provided, however, that none of the above described securities shall be treated as Registrable Securities if (a) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (b) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.
     “Registration Statement” means the registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
     “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

     “SEC” shall mean the United States Securities and Exchange Commission.
     “Selling Shareholder Questionnaire” shall have the meaning set forth in Section 5.
     2. Registration Rights.
          (a) Demand Registration.
     (i) Upon a written request from Holder 1, the Company shall (A) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Holder 1, and (B) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Holder 1, file a Registration Statement under the Securities Act covering all Registrable Securities that the Holder 1 requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within thirty (30) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2(a)(ii), 2(a)(iii), and 3(a) below.
     (ii) Notwithstanding the Company’s obligations pursuant to Section 2(a)(i) above, after receipt of any written request from Holder 1 to file a Registration Statement pursuant to Section 2(a)(i), if the Company furnishes to Holder 1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its shareholders for such Registration Statement to either become effective or remain effective for as long as such Registration Statement otherwise would be required to remain effective, because such action would (A) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (B) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (C) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of Holder 1 is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other shareholder during such sixty (60) day period other than an Excluded Registration.
     (iii) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2(a)(i) after the Company has effected two registrations pursuant to Section 2(a)(i). A registration shall not be counted as “effected” for purposes of this Section 2(a)(iii) until such time as the applicable Registration Statement has been declared effective by the SEC, unless Holder 1 withdraws its request for such registration.
     (iv) The Company shall not be obligated to effect, or take any action to effect, any registration pursuant to Section 2(a)(i) during the period starting with the date forty-five (45) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration initiated by the Company for its own issuance of securities; provided however, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and the Company complied with its obligations under Section 2(b) with respect to such registration. The Company may not invoke this right more than once in any twelve (12) month period.
     (b) Piggy-Back Registrations. If the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 3(b), cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(b) before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.
     (c) Termination of Registration Rights. In addition to the other limitations contained in this Agreement, no Holder shall be entitled to exercise any rights provided in this Agreement after such time as such Holder may freely sell all of such Holder’s Registrable Securities within a three-month period pursuant to Rule 144, or without regard to the volume limitations of Rule 144 pursuant to Rule 144(k).
     3. Underwriting.
     (a) If, pursuant to Section 2(a)(i), Holder 1 intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 2(a)(i), and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by Holder 1. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 4(l)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 3(a), if the managing underwriter(s) advise(s) Holder 1 in writing that marketing factors require a limitation on the number of shares to be underwritten, then Holder 1 shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including Holder 1, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that (i) the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting, and (ii) any Registrable Securities which are not PQ Registrable Securities shall not be excluded from such underwriting unless all PQ Registrable Securities are first excluded from such offering. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. For purposes of the provision in this Section 3(a) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.
     (b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2(b), the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in such offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering or (iii) notwithstanding (ii) above, any Registrable Securities which are not PQ Registrable Securities be excluded from such underwriting unless all PQ Registrable Securities are first excluded from such offering. For purposes of the provision in this Section 3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.
     (c) For purposes of Section 2(a)(i), a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such Registration Statement are actually included.
     4. Registration Procedures. Whenever required under Section 2 to effect the registration of any Registrable Securities, the Company shall:
     (a) not less than five Trading Days prior to the filing of each Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), (i) furnish to each Holder copies of all such documents proposed to be filed (except for any document incorporated or document to be incorporated by reference and such post effective amendments or supplements that are solely for the purpose of incorporating the information contained in the periodic and/or current reports filed by the Company under the Exchange Act into the Registration Statement or related Prospectus), which documents will be subject to the review of such Holders, and (ii) cause its officers and directors, and use commercially reasonable efforts to cause its counsel and independent registered public accounting firm, to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder to conduct a reasonable investigation within the meaning of the Securities Act;
     (b) not file a Registration Statement or any such Prospectus or any amendments or supplements thereto if Holder 1 shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of any Registration Statement or one (1) day after the Holders have been so furnished copies of any related Prospectus or any amendment or supplement;
     (c) promptly (i) make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and (ii) cause the Company’s officers and directors, and use commercially reasonable efforts to cause the Company’s counsel and independent registered public accounting firm, to supply all information reasonably requested by any such selling Holder, managing underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith;
     (d) subject to Sections 4(a) and (b), prepare and file, as expeditiously as reasonably possible, with the SEC a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to (i) cause such Registration Statement to become effective as promptly as possible after the filing thereof and (ii) upon the request of Holder 1, keep such Registration Statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (A) such one hundred eighty (180) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (B) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred eighty (180) day period shall be extended for up to 360 days, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold;
     (e) subject to Sections 4(a) and (b), prepare and file with the SEC such amendments and supplements to such Registration Statement, and the Prospectus used in connection with such Registration Statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all Registrable Securities covered by such Registration Statement;
     (f) respond as promptly as reasonably possible to any comments received from the SEC with respect to a Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the SEC relating to a Registration Statement;
     (g) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;
     (h) promptly notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (ii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than five Trading Days prior to such filing) and (if requested by any such Holder) confirm such notice in writing no later than one Trading Day following the day (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration

Statement is proposed to be filed; (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law, in which case the Holder shall provide the Company with the opportunity to make such disclosure. If the Company notifies the Holders in accordance with clauses (ii) through (vi) of this Section 4(h) to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable;
     (i) furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Holder, and all exhibits to the extent requested by such Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC;
     (j) promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request in connection with resales by the Holder of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 4(h);
     (k) prior to any resale of Registrable Securities by a Holder, use commercially reasonable efforts to register or qualify in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, or (ii) subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction;
     (l) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
     (m) use commercially reasonable efforts to cause all such Registrable Securities covered by such Registration Statement to be listed on the Trading Market;
     (n) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
     (o) use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;
     (p) if requested by Holder 1, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request;
     (q) upon the occurrence of any event contemplated by Section 4(h)(v), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its shareholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and
     (r) comply with all applicable rules and regulations of the SEC.
     5. Furnish Information. Each Holder agrees to furnish to the Company a completed Questionnaire in substantially the form attached to this Agreement as Annex A, with any changes or additions thereto as may be required to comply with applicable laws and regulations (a “Selling Shareholder Questionnaire”), not less than two Trading Days prior to the date of filing a Registration Statement or by the end of the fourth Trading Day following the date on which such Holder receives a draft of such Registration Statement in accordance with Section 4(a).
     6. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company (whether or not any Registrable Securities are sold pursuant to a Registration Statement), and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Company. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading and (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities, on an as converted basis, included in a Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriter discounts or broker or similar commissions or, except to the extent provided for in the Transaction Documents.
     7. Indemnification
     (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable

Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person (if any) who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 4(h)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 10(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.
     (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person (if any) who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), any other Holder selling securities pursuant to the applicable Registration Statement, each Person (if any) who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Holder, and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (i) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (A) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (B) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 4(h)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 10(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
     (c) Conduct of Indemnification Proceedings.
     (i) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.
     (ii) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
     (iii) Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 7) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.
     (d) Contribution.
     (i) If the indemnification under Section 7(a) or 7(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party in lieu of indemnifying such Indemnified Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 7 was available to such party in accordance with its terms.
     (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such

Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.
     (iii) The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
          (f) Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of the Company and Holders under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration under Section 2, and otherwise shall survive the termination of this Agreement.
     8. Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
          (a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144;
          (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time the Company is subject to such reporting requirements); and
          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act (at any time the Company is subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time the Company is so qualified to use such form); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time the Company is subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time the Company is so qualified to use such form).
     9. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holder 1, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.
     10. Miscellaneous
     (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
     (b) No Piggyback on Registrations. Except as set forth on Schedule 10(b) attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities.
     (c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.
     (d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4(h), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable under the circumstances.
     (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Holder 1. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates to the rights of one or more Holders exclusively and that does not directly or indirectly affect the rights of the other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

     (f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.
     (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of Holder 1. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.
     (h) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 10(b), neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.
     (i) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.
     (j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the Purchase Agreement.
     (k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
     (l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (n) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.
*************************
(Signature Pages Follow)

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

THE COMPANY:

WILSONS THE LEATHER EXPERTS INC.

By:
Name: Stacy A. Kruse
Title: Chief Financial Officer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

PURCHASER:

MARATHON FUND LIMITED PARTNERSHIP V

By: Miltiades, LLP
Its: General Partner

By: Marathon Ultimate GP, LLC
Its: General Partner

By:
Name: Michael S. Israel
Title: Manager

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

PURCHASER:

PENINSULA INVESTMENT PARTNERS, L.P.

By: Peninsula Capital Appreciation, LLC
Its: General Partner

By:
Name: R. Ted Weschler
Title: Managing Partner

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

PURCHASER:

QUAKER CAPITAL PARTNERS I, L.P.

By: Quaker Premier, L.P.
Its: General Partner

By: Quaker Capital Management Corporation
Its: General Partner

By:
Name: Mark G. Schoeppner
Title: President

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

PURCHASER:

QUAKER CAPITAL PARTNERS II, L.P.

By: Quaker Premier II, L.P.
Its: General Partner

By: Quaker Capital Management Corporation
Its: General Partner

By:
Name: Mark G. Schoeppner
Title: President

Schedule 1
Purchasers

Purchaser	Shares	Warrant Shares	Subscription Amount
Marathon Fund Limited Partnership V	35,000	11,666,667	$35,000,000
Peninsula Investment Partners, L.P.	5,000	1,666,667	$5,000,000
Quaker Capital Partners I, L.P.	3,150	1,050,000	$3,150,000
Quaker Capital Partners II, L.P.	1,850	616,666	$1,850,000

Annex A
Wilsons The Leather Experts Inc.
Selling Securityholder Notice and Questionnaire
     The undersigned beneficial owner of [                                         ] , par value $[                     ] per share (the “Common Stock”), of [                                         ] , a [                                         ] corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) for the registration and resale under the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of                                          , 2007 (the “Registration Rights Agreement”), among the Company and the Purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
     Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.
NOTICE
     The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:
QUESTIONNAIRE

1.	Name.

	(a)	Full legal name of Selling Securityholder

	(b)	Full legal name of registered holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

	(c)	Full legal name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3. Beneficial Ownership of Registrable Securities:

(a)	Type and number of Registrable Securities beneficially owned (describe nature of ownership and whether voting or investment power over such Registrable Securities is shared):

2

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes No

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.

Yes No

Note:	If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes No

(d)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes No

Note:	If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.
Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and amount of other securities beneficially owned by the Selling Securityholder:

3

6. Relationships with the Company:
Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.
State any exceptions here:

     The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.
     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.
     IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:

Name:
Title:
PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

4

Schedule 10(b)
Registration Rights
1.
Registration Rights Agreement, dated May 25, 1996, by and among Melville Corporation, Wilsons The Leather Experts Inc., The Managers listed on the Signature pages thereto, Leather Investors Limited Partnership I, and The Partners listed on the Signature Pages thereto, as amended by that certain Amendment to Registration Rights Agreement dated as of August 12, 1999 by and among the Company and the shareholders listed on the attachments thereto (collectively, the “1996 Agreement”). This 1996 Agreement currently provides only for piggyback registration rights, and applies only to one eligible holder (who is currently a member of the Company’s Board of Directors.

2.
Registration Rights Agreement, dated April 25, 2004, by and among Wilsons The Leather Experts Inc. and the Purchasers named therein (the “2004 Agreement”). This 2004 Agreement will be amended prior to Closing to provide for the shareholder parties thereto to consent to the piggyback registration rights provided for in this Agreement and to agree to be subject to the underwriter cutback provisions set forth in this Agreement related to any exercise of piggyback registration rights.